UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD.

On October 31, 2014, management of MSCI Inc. (the “Company”) will meet with and provide to investors certain information in connection with the Company’s proposed issuance of approximately $800 million aggregate principal amount of senior notes due 2024 (the “notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Company expects this information will include:

(i)	Adjusted EBITDA (which is defined as net income before income from discontinued operations, net of income taxes, provision for income taxes, other expense (income), net, depreciation and amortization of property, equipment and leasehold improvements, amortization of intangible assets, the lease exit charge and restructuring costs) for the years ended December 31, 2011, 2012 and 2013 prepared on a pro forma basis to give effect to the sale of Institutional Shareholder Services Inc. (“ISS”) and the Center for Financial Research and Analysis (“CFRA”) product line, which together made up the Company’s former Governance segment, as if it had occurred on December 31, 2010. This pro forma information does not purport to represent what the Company’s results of operations would have been if the sale of ISS and the CFRA product line had occurred as of the date indicated or what those results will be for future periods;

(ii)	Adjusted EBITDA for the twelve months ended September 30, 2014; and

(iii)	Cash EBITDA (which is defined as Adjusted EBITDA before recurring stock-based compensation) for the twelve months ended September 30, 2014.

Adjusted EBITDA and Cash EBITDA are both financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP”). Management of MSCI believes that these non-GAAP financial measures supplement the Company’s GAAP data by providing investors with additional information that enhances their overall understanding of the Company’s financial performance and the comparability of our operating results from period to period. However, these non-GAAP financial measures have important limitations as analytical tools, and are not meant to be considered in isolation or as substitutes for measures prepared in accordance with GAAP. In addition, use of these non-GAAP measures may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of Adjusted EBITDA and Cash EBITDA to Net Income for the periods indicated:

	For the Years Ended			For the Twelve Months Ended
	December 31, 2011	December 31, 2012 (a)	December 31, 2013 (b)	September 30, 2014
(in thousands)	Pro Forma	Pro Forma	Pro Forma	Actual
Net income	$158,936	$164,791	$199,910	$287,030
Less: Income from discontinued operations, net of income taxes	—	—	—	(90,482)

Income from continuing operations	158,936	164,791	199,910	196,548
Plus: Provision for income taxes	78,634	96,010	112,918	118,056
Plus: Other expense (income), net	59,592	57,434	27,503	21,115

Operating income	297,162	318,235	340,331	335,719
Plus: Non-recurring stock-based compensation	7,009	1,551	—	—
Plus: Depreciation and amortization of property, equipment and leasehold improvements	17,357	16,584	20,384	23,661
Plus: Amortization of intangible assets	52,414	50,017	44,798	45,503
Plus: Lease exit charge (c)	—	3,463	(365)	—
Plus: Restructuring costs (d)	2,105	(33)	—	—

Adjusted EBITDA	$376,047	$389,817	$405,148	$404,883

Recurring stock-based compensation				23,603

Cash EBITDA				$428,486

(a)	Includes the results of IPD Group Limited from the November 30, 2012 acquisition date.
(b)	Includes the results of Investor Force Holdings, Inc. from the January 29, 2013 acquisition date.
(c)	Relates to the lease exit charge associated with vacating our former 88 Pine Street office space in New York.
(d)	Relates to the restructuring of the Company’s operations due to its acquisition of RiskMetrics Group, LLC.

The notes referred to herein are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States only to non-U.S. investors pursuant to Regulation S. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This report does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: October 31, 2014	By:	/s/ Robert Qutub
	Name:	Robert Qutub
	Title:	Chief Financial Officer

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